Exhibit 99.1

Sino Agro Food is filing its 10Q1 2022 report

16th May 2022

The Company is filing a Form 10Q1 2022 ling its annual report 2020 previously known as the 10K 2021 report on 31st March 2022 as a company quoted on the OTC Pink Sheet.

Summary of the financials are listed as follows:

A.	In the 12 months ended 31st December 2021, the Company’s revenues and incomes are generated from the following businesses activities:

1.	Leasing of business activities

2.	Investments in investees

Whereas

1.	Consolidated revenues are generated from the leasing of following business activities:

●	The Organic fertilizer operation of HSA.

●	Cattle farms operation of (MEIJI) & (JHMC)

●	Plantation operation of (JHST)

2.	Unconsolidated incomes are generated from the investments of following 2 investees:

●	45% equity holding in SJAP

●	36.6% equity holding in Tri-way

B.	A summary of each business division and operations is described below:

B.1. Division (1) of leasing of operations:

●	The Organic fertilizer operation of HSA.

The operation of Hunan Shenghua A Power Agriculture Co. Ltd. (“HSA”) is in manufacturing and sales of organic fertilizer. From 1st October 2019 the Company contracted out its manufacturing and sales of organic fertilizer to its operational management; as such income of HSA is derived mainly from said leasing contract.

●	The plantation operation of (JHST)

Plantation operation refers to the operations of Jiangmen City Heng Sheng Tai Agriculture Development Co. Ltd. (“JHST”) in the HU Plantation business where dragon fruit flowers (dried and fresh), crops of vegetables and immortal vegetables (dried) are being grown and sold to wholesale and retail markets. JHST’s financial statements are consolidated into the financial statements of Macau EIJI Company Ltd. (“MEIJI”) as one entity. From 1st October 2019 the Company contracted out its plantation operation to its operational management; as such income of JHST is derived mainly from said leasing contract.

●	The cattle farms operation of (MEIJI) & (JHMC)

Cattle Farm Division refers to the operations of Cattle Farm 1 under Jiangmen City Hang Mei Cattle Farm Development Co. Ltd (“JHMC”) where cattle are being grown, fatten and sold live to third party livestock wholesalers who sell them mainly to Guangzhou and Beijing livestock wholesale markets. The financial statements of JHMC are consolidated into MEIJI as one entity along with MEIJI’s operation in the consulting and service for development of other cattle farms (e.g., Cattle Farm 2) or related projects. From 1st October 2019 the Company contracted out its cattle operation to its operational management; as such incomes of JHMC are derived mainly from said leasing contract.

The total leasing revenues and gross profits for fiscal year ended 31st March 2022 are $2,687,305 and $1,099,447 respectively representing 100% of the Group’s total consolidated revenue and gross profit comparing to fiscal year ended 31st March 2021 revenue of $2,633,393 and gross profit of $1,077,390. The differences of the two years revenues and gross profits are primarily due to the appreciation of RMB averaging from 2021Q1’s US$1 = RMB 6.48 to 2022Q’s US$1=RMB6.35.

Whereas the general expenses and costs of the leasing contracts are recorded in others and miscellaneous expenses consisting cost items of maintenances, replacements, security, legal, services, Government levies and taxes and the group’s corporate management of the leasing contracts etc.

B.2.Division (2) of investments in equity investees

●	45% equity holding in SJAP

SJAP became an investee of SIAF since 01102019 such that its financial is not detailed in SIAF’s consolidated financials but reported under investments in investees. ..

The Company’s Share of incomes from SJAP are $(32,609) and US$(1,255,421) for the three months ended March 31, 2022and 2021 respectively.

36.6% equity holding in Tri-way

The Company’s Share of incomes from Tri-way are $(2,824,015) and $(7,292,096) for the three months ended March 31, 2022 and 2021 respectively.

B. Mr. Lau Fuk Kwan has jointed the Company’s board of directors as an independent direct or effective from 1st March 2022.

For full financial details and related description and information please refer to the 10Q1 2022 report reported within this 8K.